Exhibit 107
CALCULATION OF FILING FEE TABLES
FORM S-3
(Form Type)
NAVITAS SEMICONDUCTOR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock	Other(1)	24,883,161(2)	$7.52(1)	$187,121,371	$147.60 per $1,000,000	$27,620

	Total Offering Amounts					$187,121,371		$27,620
	Total Fees Previously Paid							$0
	Total Fee Offsets							$10,411
	Net Fee Due							$17,209

(1)    In accordance with Rule 457(c) under the Securities Act of 1933 (the “Securities Act”), the fee calculation is based on the average of the high and low prices of the Class A Common Stock, par value $0.0001 per share, of the registrant (“Common Stock”), reported by the Nasdaq Stock Market LLC as of December 12, 2023, a date within five business days prior to the date of filing the amendment to the registration statement that includes this exhibit.
(2)    In addition to the referenced shares, pursuant to Rule 416(a) under the Securities Act, the registration statement covers an undetermined number of shares of Common Stock that may become issuable to prevent dilution from stock splits, stock dividends or similar transactions with respect to the shares registered.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Navitas Semiconductor Corporation	S-1	333-261323	11/24/2021		$10,411(1)(2)	Equity	Class A Common Stock underlying Warrants	9,766,350 (1)	$112,313,025(3)

Fee Offset Sources	Navitas Semiconductor Corporation	S-1	333-261323		11/24/2021						$13,965(4)

(1)    The registrant has terminated the offering that included the unsold securities associated with the claimed offset. The registrant’s Form S-1 filed November 24, 2021 (No. 333-261323) (the “Registration Statement”) registered, among other securities, 13,100,000 shares of Common Stock (“Warrant Shares”) issuable upon the exercise of certain then-outstanding warrants of the registrant (“Warrants”). The fee paid for that filing included $13,965 in respect of the Warrant Shares. The Registration Statement became effective on December 6, 2021. The registrant subsequently redeemed all Warrants that remained outstanding and unexercised as of March 7, 2022. Between December 6, 2021 and the Warrant redemption on March 7, 2022, the registrant issued a total of 3,333,650 Warrant Shares upon exercises of the Warrants, including exercises for cash and exercises made on a “cashless” basis in accordance with the terms of the Warrants. In connection with the Warrant redemption, the registrant terminated the offering under the Registration Statement as to the 9,766,350 Warrant Shares that remained unsold as of the Warrant redemption date. As discussed in the Explanatory Note to post-effective amendment no. 1 to the Registration Statement, by that amendment the registrant is removing all such unsold Warrant Shares from registration under the Securities Act.
(2)    The amount of the fee offset has been calculated based on the following formula: X = F x U / T, where X is the fee offset claimed, F is the total fee originally paid to register all Warrant Shares, U is the number of Warrant Shares that remained unsold at the time the Warrants were redeemed, and T is the total number of Warrant Shares originally registered. Accordingly, the fee offset claimed equals $13,965 x 9,766,350 / 13,100,000.
(3)    Reflects the exercise price of the Warrants ($11.50 per share) multiplied by the number of unsold Warrant Shares.
(4)    Reflects fee paid in respect of the Warrant Shares only. The total fee paid upon the initial filing of the Registration Statement was $122,890.